January 30, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	Hubilu Venture Corporation
File No. 333-204347

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated January 24, 2017 of Hubilu Venture Corporation (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP